Exhibit 99.9

WHX CORPORATION ANNOUNCES SUBSCRIPTION PRICE FOR RIGHTS OFFERING

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--June 30, 2008--WHX Corporation (Pink Sheets:WXCP) ("WHX" or the "Company") announced today that it has set a subscription price of $1.40 per share of its common stock, par value $0.01, for up to an aggregate purchase price of approximately $200 million, for its upcoming rights offering. The subscription price represents a discount of approximately 23% from $1.81, the average of the closing prices of its common stock over the 60 trading day period ending June 27, 2008.

The rights offering will be made through the distribution of non-transferable subscription rights such that each subscription right will entitle the holder to purchase 14.2850 shares of our common stock for up to an aggregate of 142,857,114 shares of the Company's common stock. The Company intends to use the proceeds of the rights offering to (i) make partial payments to certain senior lenders to certain wholly-owned subsidiaries of WHX in the aggregate principal amount of $15 million; (ii) redeem preferred stock issued by a wholly-owned subsidiary of WHX, which is held by Steel Partners II, L.P., or Steel Partners, its largest stockholder, (iii) purchase shares of common stock of CoSine Communications, Inc. from Steel Partners or to reserve such approximate amount to be used for working capital,, (iv) repay WHX indebtedness to Steel Partners, and (v) repay indebtedness of such wholly-owned subsidiaries of WHX to Steel Partners.

The rights offering includes an oversubscription privilege which permits each rights holder that exercises its rights in full to purchase additional shares of common stock that remain unsubscribed at the expiration of the offering. This oversubscription privilege is subject to (i) the availability and allocation of shares among holders exercising this oversubscription privilege and (ii) a maximum number of shares for which stockholders can oversubscribe without endangering the availability of the Company's net operating loss carry forwards under Section 382 of the Internal Revenue Code (the "NOLs"), in each case as further described in the rights offering documents.

WHX's largest stockholder, Steel Partners, has indicated that it intends to exercise all of its rights and to oversubscribe for the maximum number of shares it can oversubscribe for without (i) endangering the availability of the Company's NOLs or (ii) increasing its ownership to in excess of 75% of the outstanding shares of the Company's common stock.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About WHX

WHX is a holding company that invests in and manages a group of businesses on a decentralized basis. WHX owns Handy & Harman, which is a diversified manufacturing company whose strategic business units encompass three reportable segments: precious metal, tubing and engineered materials. In April 2007, WHX acquired Bairnco Corporation. Bairnco operates business units in three reportable segments: Arlon electronic materials, Arlon coated materials and Kasco replacement products and services.

Forward-looking statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, general economic conditions, the ability of the Company to market and sell its products, and the effects of competition and pricing. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in any forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Contact: WHX Corporation
James McCabe, 914-461-1350